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                                                                     Exhibit 1.1

                          HBI Equity Trust, Series 5

                                Trust Agreement

     This Trust Agreement dated as of May 19, 1998 between Howe Barnes Investments, Inc., as Depositor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "HBI Equity Trust, Series 1 and Subsequent Series, Standard Terms and Conditions of Trust, Effective March 16, 1994" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument.

                               Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                    Part I

                    Standard Terms and Conditions of Trust

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument and to the same extent as though said provisions had been set forth in this instrument.

                                    Part II

                     Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          (a) The equity securities listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

          (b) For the purposes of the definition of the term "Unit" in Article I, it is hereby specified that the fractional undivided interest in and ownership of the Trust is the amount set forth in the section captioned "Essential Information Regarding the Trust" in the final Prospectus of the Trust (the "Prospectus") contained in Amendment No. 1 to the Trust's Registration Statement (Registration No. 333-51391) as filed with the Securities and Exchange Commission on May 19, 1998. The fractional undivided interest may decrease by the number of Units redeemed pursuant to
     Section 5.02.

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          (c)  For purposes of the definition of the terms "Trust" or "Trust
     Fund" in Article I, it is hereby specified that such terms shall include the HBI Equity Trust, Series 5.

          (d) The term "Trustee" shall mean The Bank of New York or its successors or any successor Trustee appointed as provided in the Standard Terms and Conditions of Trust. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed, first class with the proper postage prepaid, or delivered to the Trustee at 101 Barclay Street, New York, New York 10286, or such other address as shall be specified to the other parties hereto by the Trustee in writing.

          (e) The term "Record Date" shall mean the "Record Dates" set forth under "Essential Information Regarding the Trust" in the Prospectus.

          (f) The terms "Income Distribution Date" and "Capital Distribution Date" shall mean the "Income Account Distribution Dates" and "Capital Account Distribution Dates" set forth under "Essential Information Regarding the Trust" in the Prospectus.

          (g) The term "Date of Deposit" shall be replaced with the term "Initial Date of Deposit". The term "Initial Date of Deposit" shall mean May 19, 1998.

          (h) The number of Units of the Trust referred to in Section 2.03 is set forth under "Essential Information Regarding the Trust" in the Prospectus.

          (i) For the purposes of Section 3.11, the Depositor shall receive for portfolio surveillance services that annual fee described under "Essential Information Regarding the Trust" in the Prospectus.

          (j) For the purposes of Section 8.05, the Trustee shall receive for services as trustee that annual fee described under "Essential Information Regarding the Trust" in the Prospectus.

          (k) For the purposes of Section 4.03, the Trustee will act as the Evaluator and will not receive a separate fee for providing services as evaluator.

          (l) For the purposes of Section 8.01(g), the liquidation amount is hereby specified as the amount set forth under "Essential Information Regarding the Trust - Discretionary Liquidation Amount" in the Prospectus.

          (m) For the purposes of Section 3.10, the identity of the Substitute Securities for each Contract Security held in the Trust is as follows: None

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          (n)  The Mandatory Termination Date shall be that date set forth in the section captioned "Essential Information Regarding the Trust" in the Prospectus.

          (o)  Section 2.01 is hereby amended by adding the following subsection
     (e) immediately after Section 2.01(d):

               (e) From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or Contract Securities relating to such Securities), to be held, managed and applied by the Trustee as herein provided. Such deposit of additional Securities shall be made, in each case, pursuant to a Supplemental Indenture accompanied by a legal opinion issued by legal counsel satisfactory to the Depositor. The Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section (i) shall be equal to the original percentage relationship among the number of shares of each Security as is specified in the Trust Agreement for such Trust and (ii) shall not violate any applicable laws, rules or regulations, including, but not limited to, the Investment Company Act of 1940. The Depositor shall deliver the additional Securities which were not delivered concurrently with the deposit of additional Securities and which were represented by Contract Securities within 10 calendar days after such deposit of additional Securities (the "Additional Securities Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(b), and the Depositor shall forthwith take the remedial action specified in Section 3.10. If the Depositor does not take the action specified in Section 3.10 within 10 calendar days of the end of the Additional Securities Delivery Period, the Trustee shall forthwith take the action specified in Section 3.10.

          (p) Section 2.03(a) is hereby amended by adding the following at the end of such section:

          The Trustee hereby agrees that on the date of any Supplemental Trust Agreement, it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited, and shall, if so requested, execute documentation substantially in the form above recited representing the ownership of an aggregate number of those Units.

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          (q)  Section 10.05 is hereby replaced in its entirety by the following:

          Section 10.05. New York Law to Govern. This Agreement is executed and delivered in the State of New York, and all laws or rules of construction of such state, except for provisions with respect to choice of law, shall govern the rights of the parties hereto and the Unitholders and the interpretation of the provisions hereof.

          (r) Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, for purposes of the evaluation procedure described in Section 4.01, during the initial offering period of the Trust the evaluation of the Securities shall be made in the manner described in such Section on the basis of the last available ask or offer side prices of the Securities, except in those cases in which the Securities are listed on a national securities exchange and the closing sale prices are utilized.


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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.


                                     Howe Barnes Investments, Inc.,
                                       Depositor

                                     By /s/ Michael E. Sammon
                                        ------------------------------------
                                            Senior Vice President

                                     The Bank of New York

                                     By /s/ Jeffrey Bieselin
                                        ---------------------------------------
                                            Vice President


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